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                                                                    EXHIBIT 23.1



                [CAWLEY, GILLESPIE & ASSOCIATES, INC. LETTERHEAD]



                                 March 25, 2002



San Juan Basin Royalty Trust
Bank One, NA
Corporate Trust Department
403 West Fourth Street
Fort Worth, Texas 76102

Ladies and Gentlemen:

         Cawley, Gillespie & Associates, Inc. hereby consents to the use of the oil and gas reserve information in the San Juan Basin Royalty Trust Securities & Exchange Commission Form 10-K for the year ended December 31, 2001 and in the San Juan Basin Royalty Trust Annual Report for the year ended December 31, 2001 based on reserve reports prepared by Cawley, Gillespie & Associates, Inc. dated March 25, 2002.

                                     Sincerely,

                                        /s/ Cawley, Gillespie & Associates, Inc.

                                     CAWLEY, GILLESPIE & ASSOCIATES, INC.